CHAPTER 11 PLAN OF REORGANIZATION
                                TERM SHEET
                                ----------

I. BACKGROUND
   ----------

     A.On or about March 15, 1999 the Debtor filed a Plan of Reorganization (the "Initial Plan"). The Initial Plan was based upon an agreement (the "Bondholders Agreement") between the Debtor and the Unofficial Committee of Noteholders and certain other holders of the Debtor's Senior Notes entered into shortly prior to the commencement of the Debtor's chapter 11 case.

     B.The Initial Plan contained, among other things, the following terms and assumptions:

           1.The enterprise value of the Reorganized Debtor was assumed to be $160 million.

           2.Senior Noteholders would receive 95.5% of the primary common equity of the Reorganized Debtor.

           3.Existing common shareholders would receive (a) 4% of the primary common equity of the Reorganized Debtor, and (b) warrants to purchase 10% of the common equity at an exercise price that would equate to a total equity value of the Reorganized Debtor equivalent to the accreted value of the Senior Notes as of the filing of the petition (approximately $327 million). The exercise price of the warrants would be reduced to an amount based upon a total equity value of $250 million upon the occurrence of a change of control.

           4.In order to retain management and to provide incentive to management to achieve and expedite Debtor's reorganization, contingent upon their continued employment by the Debtor until the plan of reorganization was implemented, members of management of the Debtor would receive options to purchase 1,100,000 shares of the Reorganized Debtor (10% of the outstanding shares after exercise of the management options, but before exercise of the shareholder warrants). Of this amount, 444,000 shares would be awarded by the Debtor's existing Board of Directors and 666,000 shares would be awarded by the Board of Directors of the Reorganized Debtor. In addition, certain management contracts would be assumed (as amended) and other employment terms were established.

     C.Subsequent Events

           1.After the filing of the Initial Plan:

               a. MCI Worldcom Inc. ("MCI") purchased (i) the rights of the lender under the Debtor's DIP facility, and (ii) more than two-thirds (2/3) in amount of the Senior Notes.

               b. Certain other investments were made in companies in the
              Debtor's industry by MCI and other entities.

           2.Based principally upon these investments in other comparable companies, the Debtor believed that its enterprise value had substantially increased. Accordingly, the Debtor announced that it was reviewing the appropriateness of the Initial Plan. As a result, the Debtor did not obtain approval of the Disclosure Statement relating to the Initial Plan by the May 31, 1999 deadline set forth in the Bondholders Agreement.

           3.MCI advised the Debtor that (a) it believed that the Initial Plan should be confirmed because any increases in the enterprise value of the Debtor were not sufficient to entitle common stockholders to any recovery, and (b) if the Debtor did not pursue the Initial Plan, MCI would seek to terminate exclusivity, reserving the right to propose a plan of reorganization that provided less value (or no value) to common stockholders.

     D.The Revised Plan

           1.The principal terms of a revised plan of reorganization (the "Proposed Revised Plan") are described in II. below.

           2.In summary, as compared to the Initial Plan, the Proposed Revised Plan makes the following changes, among others:

               a. The assumed enterprise value of the Reorganized Debtor
              has been increased from $160 million to $420 million.

               b. Existing common stockholders, who were to receive 398,000 shares of the Reorganized Debtor (4% of the primary common equity), will become entitled to an additional 101,454.17 shares of the Reorganized Debtor. In addition, the exercise price of the warrants will be reduced to the change of control price specified in the Initial Plan. See 2e. below.

               c. At the requirement of MCI, the number of options to which senior management will be entitled will be reduced from 1,100,000 to 444,000. In exchange for that reduction, MCI agreed that the exercise price on the remaining options will be reduced from $13.51 to $11.26. See 2e. below.

               d. Senior Noteholders, other than MCI, will receive cash
              payment of all principal and accrued interest or the full accreted value of their Senior Notes, as the case may be, through the Effective Date.

               e. Shareholders and management option holders will have
              their rights to the shares, warrants and options described in 2b. and 2c. above converted into cash at a price of $29.57 per share and will not receive shares, warrants or options. The $29.57 price is based upon the foregoing assumed enterprise value of $420 million.

               f. MCI will provide the Reorganized Debtor with the funds
              necessary to make all payments contemplated by the Proposed Revised Plan. Those funds will be provided in the form of a capital contribution.

               g. MCI will receive 100% of the equity of the Reorganized
              Debtor.

II. SUMMARY OF TERMS
    ----------------

MCI WORLDCOM DIP FACILITY                  Converted to a post-Chapter 11 Term Loan in accordance
Estimated Amount:                          with its terms.  Warrants issued in connection with
$36.05 million (Proposed)                  prepetition loan from Merrill Lynch Global Allocation
                                           Fund, Inc., all of which have been acquired by MCI,
                                           will be cancelled on the Effective Date.

BTA NOTES                                  Reinstated or otherwise unimpaired.
Estimated Amount:
$22.2 million

OTHER HOLDERS OF SENIOR NOTES
AND SENIOR DISCOUNT NOTES
Estimated Senior Notes Accrued             Full cash payment on Effective Date of Plan of all
Value: {1}/ $3.9 million, including        principal and then accrued interest.
interest, payable at Effective Date.

Estimated Senior Discount Notes
Accreted Value:
$12.0 million,                             Full cash payment on Effective Date of Plan of Accreted
payable on Effective Date.                 Value.

MCI WORLDCOM SENIOR NOTES AND              100% of Common Stock of Reorganized Wireless One (1,000
SENIOR DISCOUNT NOTES                      shares of Common Stock to be issued).
$341.1 million, including
interest on Senior Notes and
Accreted Value of Senior Discount
Notes, on Effective Date.

OTHER PRE-PETITION UNSECURED               Reinstated or Paid in Full.
INDEBTEDNESS
Estimated Amount:
$7-10 million

HOLDERS OF OLD COMMON STOCK                Holders of Old Common Stock will receive cash payments
                                           aggregating $22,611,110 on a pro rata basis payable on
                                           the Effective Date.  All "in the money" options and
                                           warrants that are vested will be deemed exercised as of
                                           the Effective Date and the holders thereof will share
                                           in the distribution to holders of Old Common Stock on a
                                           pro rata basis, less the exercise price of the
                                           respective options or warrants.  All other unexercised
                                           options and warrants for Old Common Stock will be
                                           cancelled on the Effective Date.  All Old Common Stock
                                           and any other equity derivatives will be cancelled on
                                           the Effective Date.


                                           CALCULATION OF DISTRIBUTION AMOUNT:

                                                           REORGANIZED       $ PER SHARE         TOTAL
                                                           ----------        -----------         -----
                                                             DEBTOR
                                                             ------
                                                           SHARES{2}/
                                                           ---------
                                     INITIAL PLAN
                                     SHARES                 398,000.00          $29.57         $11,768,860
                                     INCREMENTAL
                                     DISTRIBUTION           101,454.17           29.57           3,000,000
                                     INITIAL PLAN
                                     WARRANTS             1,235,000.00            6.35{3}/       7,842,250
                                                                                              --------------
                                                                                               $22,611,110

MANAGEMENT OPTIONS                         MCI has required that the options contemplated by the
                                           Initial Plan not be granted, because MCI's objective is
                                           to own 100% of the outstanding shares of the
                                           Reorganized Debtor upon the Effective Date.  In
                                           addition, MCI has emphasized the importance and value
                                           to it of retaining the services of management.
                                           Accordingly, the Initial Plan has been revised as
                                           follows as a result of negotiations with MCI and
                                           representatives of management:  The persons entitled to
                                           receive the options to purchase an aggregate of 444,000
                                           shares of common stock of the Reorganized Debtor under
                                           the Initial Plan as determined by the Debtor's existing
                                           Board of Directors will receive cash payments
                                           aggregating $8,129,640 (the "Bankruptcy Incentive
                                           Compensation") to be distributed in accordance with the
                                           intended option grant contemplated under the  Initial
                                           Plan and payable on the Effective Date.  While these
                                           payments are in lieu of prior rights with respect to
                                           the contemplated options and constitute compensation to
                                           management for services rendered through the period of
                                           the bankruptcy, the Debtor's existing board of
                                           directors in consultation with MCI and with the consent
                                           of the affected recipient of Bankruptcy Incentive
                                           Compensation may determine that a portion of the
                                           payments to such recipient will be deferred and made
                                           contingent upon future services under the management
                                           contracts described below.

                                           Calculation of Distribution Amount:

                                                           REORGANIZED       $ PER SHARE         TOTAL
                                                           -----------       -----------         -----
                                                             DEBTOR
                                                             ------
                                                            SHARES{4}/
                                                            ---------
                                          INITIAL PLAN
                                             OPTIONS        444,000          $18.31{5}/       $8,129,640

                                           The Reorganized Debtor will be under no obligation to
                                           deliver the 666,000 additional management options, as
                                           provided in the Initial Plan.


BT ALEX BROWN                              BT Alex Brown:  Cash payment of $1,978,500 payable on
                                           the Effective Date (per court-approved stipulation:
                                           50,000 Reorganized Debtor  shares x $29.57 = $1,478,500
                                           plus $500,000.)
                                           ----

MANAGEMENT                                 The Company and certain senior managers will also
                                           execute management contracts on terms summarized in
                                           Exhibit A attached.  Management will receive the
                                           bonuses described in Exhibit A.

NEW BOARD OF DIRECTORS                     The new Board of Directors will consist of three
                                           directors.  MCI Worldcom will nominate the directors.

RELEASES AND INDEMNIFICATION               The Plan will provide for (i) releases of Wireless
                                           One's claims (including any derivative claims) against
                                           Wireless One's officers and directors, (ii) releases of
                                           Wireless One's officers and directors by all of
                                           Wireless One's creditors and interest holders, and
                                           (iii) continuation of indemnification of directors and
                                           continuation of directors' and officers' insurance for
                                           Wireless One's officers and directors at least at
                                           present level of coverage.  See Exhibit B.  MCI
                                           Worldcom will specifically confirm its agreement to the
                                           foregoing to the extent necessary or appropriate to
                                           ensure the enforceability of such releases and
                                           continuation of such indemnification to the maximum
                                           extent permitted by law.


**FOOTNOTES**


{1}   Assumes Effective Date is September 30, 1999.


{2} No shares or warrants will actually be distributed to holders of Old Common Stock The number of shares of the Reorganized Debtor is assumed for purposes of calculating the Distribution Amount.


{3} Net exercise price between $29.57 and $23.22 change of control exercise price.


{4} No options will actually be delivered to management. The number of options is assumed for purposes of calculating the Distribution Amount.


{5} Net exercise price between $29.57 and $11.26 (Initial Plan strike price of $13.51 less $1 million adjustment).

                                 EXHIBIT A
                                 ---------

                      Summary of Management Contracts

               WIRELESS ONE MANAGEMENT                        TERM              ANNUAL SALARY
Henry Burkhalter, President & CEO                            3 Years              $300,000
Hank Schopfer, Executive Vice President, CFO and             2 Years              $145,000
Secretary
Ernest Yates, Executive Vice President & COO                 2 Years              $220,000
Tom Noulles, Senior Vice President and General               2 Years              $142,000
Counsel

OTHER FEATURES
--------------

<circle>  Use of a company car or car allowance
<circle>  1 year severance; 1 1/2 years on change of control.  (MCI
          WORLDCOM acquisition will be deemed a change of control)
<circle>  Annual performance bonus at the discretion of the new Board of
          Directors
<circle>  Standard employee benefits such as health care
<circle>  Possible payment of a portion of the Bankruptcy Incentive
          Compensation as signing bonus and/or retention incentive


SUMMARY OF BONUSES
------------------

          Retention and 1998 performance bonuses in an aggregate amount of $400,000 to be paid on the Effective Date of the Plan to employees employed by the Company as of such date and who do not have employment agreements, to be allocated as determined by the existing Board of Directors or Compensation Committee, which may delegate authority to the CEO.

          In addition, bonuses in an aggregate amount of $70,000 to be paid on the Effective Date of the Plan to the employees listed above, other than Mr. Burkhalter, who as of such date have employment agreements with the Company and are employed by the Company, to be allocated as determined by the existing Board of Directors or Compensation Committee, which may delegate authority to the CEO.

                                 EXHIBIT B
                                 ---------

                              Indemnification

          Subject to the occurrence of the Effective Date of the Plan, the obligations of the Company, only to the extent permitted under the laws of the State of Delaware, to indemnify, defend or reimburse directors or officers who were or are directors or officers of the Company on or after August 1, 1998, respectively, against any claims or causes of action as provided in the Company's certificate of incorporation, bylaws, applicable state law or contract, shall survive confirmation of the Plan, remain unaffected thereby and not be discharged.